Exhibit 99.1
FOR IMMEDIATE RELEASE
CIT PREPACKAGED PLAN OF REORGANIZATION CONFIRMED BY COURT
Emergence from Bankruptcy Anticipated for December 10, 2009
Commits Financing to Support Small Business and Middle Market Lending
     NEW YORK — December 8, 2009 — CIT Group Inc. (OTC: CITGQ.PK), a leading provider of financing to small businesses and middle market companies for over 100 years, today announced that its prepackaged plan of reorganization (“the Plan”) was confirmed by the United States Bankruptcy Court for the Southern District of New York (“the Court”). CIT also indicated that it anticipates emerging from bankruptcy on December 10, 2009.
     “CIT’s successful emergence establishes a strong foundation for the future of the Company,” said Jeffrey M. Peek, Chairman and CEO. “As a result of the overwhelming support for our Plan, CIT now has a stronger capital structure and improved liquidity profile. Our Board of Directors and management team now have the time and flexibility to execute the balance of CIT’s restructuring strategy, including maximizing the value of its existing assets and optimizing the business model.
     “CIT’s market-leading positions are derived from our strong relationships with one million small business and middle market customers,” Mr. Peek added. “We are committed to continue lending to these vital sectors, which will help support much needed job creation and contribute to the recovery of the U.S. economy. I am extremely grateful to our employees for their continued commitment to preserving the value of our franchise. Additionally, I would like to thank our customers for their unwavering support and our regulators for their guidance throughout this process.”
     Implementation of the Plan reduces CIT’s total debt by approximately $10.5 billion while deferring debt maturities for three years and also enhances capital ratios to levels that exceed regulatory requirements. With its strengthened financial position, CIT will now focus on its business restructuring and the execution of a smooth leadership transition.
     CIT continues to make progress on the reconstitution of its Board of Directors. Ultimately, CIT’s new Board will consist of 13 Directors, including seven new independent Directors identified by CIT’s debtholders, five continuing directors and the new Chief Executive Officer of CIT.
     As previously reported, CIT has engaged Spencer Stuart, an internationally recognized search firm, to assist in identifying, interviewing and selecting the Lender Steering Committee director nominees. The search for a new CEO continues.
A Leading Lender to the Small Business and Middle Market Sectors
     Upon emergence, CIT is committing $500 million to support its Small Business Lending group to fund government guaranteed loans in the Small Business Administration (SBA) 7a and 504 lending programs, as well as $1 billion in funding for its Vendor Financing operating segment. These commitments are in addition to the previously announced $1 billion in funding for its Trade Finance operating segment, which provides factoring services for mid-sized businesses. CIT also expects to generate new loans across its other lending and leasing platforms in 2010.
     For more than 100 years, CIT has provided capital to small business and middle market customers. These sectors continue to play a vital role in the US economy and in overall employment, representing more than 90 million jobs. CIT is the number one provider of factoring services for companies that sell into retail channels of distribution, a top tier lender to women-, minority- and veteran-owned small businesses, the third largest US railcar lessor, the third largest global aircraft lessor and one of the top independent global leasing companies.
New York Stock Exchange Listing
     Under the terms of the Plan, the Company’s existing common and preferred stock, along with all non-reinstated debt, will be cancelled effective upon consummation of the Plan, and distributions of new debt and equity securities will occur as soon as practicable thereafter.
     CIT’s new Common Stock will be listed on the New York Stock Exchange under the ticker symbol “CIT” and the Company expects the stock will begin trading on the exchange upon the Plan’s consummation. In aggregate, CIT will issue 200 million shares of new Common Stock to eligible debt holders in exchange for their claims against the debtors.
     Payments on reinstated debt and other unimpaired claims that were stayed during the Chapter 11 cases, will be made as soon as practicable after emergence. The new debt securities issued under the Plan will begin to accrue interest on the emergence date.
     Evercore Partners and FTI Consulting are the Company’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel in connection with the restructuring plan and Chapter 11 cases. Sullivan & Cromwell advised CIT’s Board of Directors on the restructuring plan and will act as special counsel to CIT going forward on certain corporate matters. Houlihan Lokey Howard & Zukin Capital, Inc. serves as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP serves as legal counsel to the Lender Steering Committee.
About CIT
     CIT (OTC: CITGQ.PK) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in its efforts to complete the remaining stages of its business restructuring, the risk that CIT is delayed in completing its management changes, the risk that CIT is delayed in completing its transition to a bank-centric business model, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.
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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com
CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
1-866-54CITIR (542-4847)
investor.relations@cit.com

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